EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Camber Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share, issuable upon exercise of the Antilles Warrants	457(c)	100,000,000	$0.36	$36,000,000	0.0000927	$3,337.20
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share, issuable upon exercise of the Discover Warrants	457(c)	50,000,000	$0.36	$18,000,000	0.0000927	$1,668.60
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share, issuable upon exercise of the Series G Preferred Stock	457(c)	295,679,697	$0.36	$106,444,690.90	0.0000927	$9,867.43
Fees to Be Paid	Equity	Shares of common stock, par value $0.01 per share, issuable upon exercise of the Convertible Loan	457(c)	17,543,860	$0.36	$6,491,228.20	0.0000927	$585.48

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$166,760,480.50		$15,458.71
	Total Fees Previously Paid					$226,549,718.33		$21,001.17 (3)
	Total Fee Offsets							-
	Net Fee Due							$0.00

(1)

Pursuant to Rule 416 of Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with anti-dilution provisions of stock splits, stock dividends, recapitalizations or similar events.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on an average of the high and low reported sales prices of the registrant’s common stock as reported on NYSE American on August 11, 2022, which date is within five business days prior to filing this Registration Statement.

(3)	Paid in connection with prior filing of the registrant’s initial Registration Statement on Form S-1 (No. 333-265715) on June 17, 2022.